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                                                                    EXHIBIT 23.1



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 16, 1998, except for the fourth and seventh paragraphs of Note 7 as to which the date is August 6, 1998, in the Registration Statement (Form S-1) and related Prospectus of Covad Communications Group, Inc. for the registration of its common stock.

                                        /s/ ERNST & YOUNG LLP

Walnut Creek, California
September 18, 1998